EXHIBIT 10.1

ASSIGNMENT OF ASSETS, SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Assignment of Assets, Settlement Agreement and General Release (this "Agreement") is made and entered into on August 30, 2013, by and among MDMD Ventures, LLC, a California limited liability company (“MDMD”), RadioLoyalty, Inc., a California corporation and wholly-owned subsidiary of MDMD, (“RadioLoyalty” and, collectively with MDMD, the “Hill Entities”), StreamTrack, Inc. a Wyoming corporation that is publicly traded (“StreamTrack”), StreamTrack Media, Inc., a California corporation and wholly-owned subsidiary of StreamTrack (“StreamTrack Media” and, collectively with StreamTrack, the “StreamTrack Entities”), Michael Hill, an individual residing at 347 Chapala St., Santa Barbara, CA 93101 (“Hill” and, collectively with the Hill Entities and the StreamTrack Entities, the “Hill Group”) and Lenco Mobile Inc., a Delaware corporation (“Lenco”), with respect to the following facts:

A. The Hill Entities, Lenco and certain other parties entered into that certain Asset Purchase Agreement dates as of December 1, 2011 (the “Asset Purchase Agreement”) pursuant to which the Hill Entities, among other things, acquired certain assets and assumed certain liabilities from Lenco and certain other parties.

B. Hill has, from time to time, been employed by Lenco and/or an entity owned or controlled, in whole or in part, by Lenco.

C. The StreamTrack Entities have acquired certain business operations of the Hill Entities and have assumed certain obligations and liabilities associated with those business operations.

D. The parties wish to enter into this Agreement in order to assign certain assets, reach certain agreements about ownership and use of other assets, settle certain disagreements and provide a general release all as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties, intending to be legally bound, agree as follows:

ARTICLE I
ASSIGNMENT AND SALE

In consideration of the release and other covenants contained herein, each of the Hill Group hereby sells, assigns, transfers and conveys to Lenco all of their respective right, title and interest in and to all of the assets set forth on Schedule A attached hereto, including, without limitation all intellectual property rights therein and all registrations therefor (the “Transferred Assets”) and including the right to sue for and collect damages by reason of past, present and future infringement and the goodwill of the Transferred Assets. The Hill Group, and each of the Hill Group, will cooperate with Lenco and do such things and execute and deliver such documents as are necessary or appropriate to effect the assignment of assets set forth herein and to provide Lenco with possession or control of the assigned assets and have Lenco identified as the owner of the assets on any governmental or other authorities books and records.

ARTICLE II
OTHER SETTLEMENT AGREEMENTS

Equipment Lease/Financing. The Hill Group, and each of the Hill Group, assumes and undertakes to perform and to pay all obligations, responsibilities and liability under that certain ValuePlan Lease Agreement between Lenco Mobile Inc. and IBM Credit LLC accepted by IBM Credit LLC as of July 5, 2011. The Hill Group, and each of the Hill Group, will indemnify, defend and hold Lenco Mobile Inc. harmless from and against any and all claims, suits, actions, proceedings, damages, losses, liabilities, costs and expenses (including reasonably attorney’s fees) under said ValuePlan Lease Agreement. The Hill Group, and each of the Hill Group, understands and agrees that Lenco has no obligation to maintain the ValuePlan Lease Agreement and intends to terminate the ValuePlan Lease Agreement as soon as possible and will have no liability to the Hill Group or any of the Hill Group in connection therewith.

Audit Support. If and to the extent (i) any of the Hill Group (the “Requesting Party”) requests documents containing payroll, bank deposit, vendor or customer billing information during the period from January 1, 2009 to December 1, 2011, (ii) the request is provided within a ninety (90) day period after the date of this Agreement, (iii) the Requesting Party signs, delivers and complies with a confidentiality agreement in the form provided by Lenco, (iv) and the requested information is in the possession or control of Lenco and can be provided by Lenco’s personnel at no additional out of pocket expense to Lenco, then Lenco will provide such information to the Requesting Party within a reasonable time period, not more than 30 days, after all of the terms above are satisfied. The Lenco confidentiality agreement referred to above shall allow for the disclosure of the relevant information to a reputable accounting firm for purposes of performing an audit of the financial records and SEC reports of StreamTrack.

ARTICLE III
RELEASE

In consideration of the covenants in this Agreement, each of the Hill Group, on the one hand, and Lenco, on the other, on behalf of themselves and their current, former and future parents, subsidiaries, related entities, predecessors, successors, officers, directors, members, shareholders, agents, employees and assigns, hereby fully and forever releases and discharges the other and their current, former and future parents, subsidiaries, related entities, predecessors, successors, officers, directors, members, shareholders, agents, employees and assigns from any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Agreement.

Each of the Hill Group and Lenco expressly waive any and all rights and benefits conferred upon them by Section 1542 of the Civil Code of the State of California, which states as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Each of the Hill Group and Lenco expressly agree and understand that the release given by them pursuant to this Agreement applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which either of them may have against any of the other releases which arose prior to the execution of this Agreement.

If any provision of the release given by them under this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

Notwithstanding anything above, the parties acknowledge and agree that this Agreement is not intended to release any of the Hill Group from any obligations they may have under the Asset Purchase Agreement for any Assumed Liabilities (as that term is defined in the Asset Purchase Agreement) or under the Lenco Mobile Assignment and Assumption Agreement or Lenco Media Assignment and Assumption Agreement (as those terms are defined in the Asset Purchase Agreement) or for any other contracts or liabilities that were assumed by any of the Hill Group in connection with the transaction contemplated in the Asset Purchase Agreement. For the avoidance of doubt, this Agreement is intended to release the Hill Group from any obligation to pay any Earn Out Consideration (as that term is defined in the Asset Purchase Agreement).

Also for the avoidance of doubt and without limiting anything else in this Agreement, Michael Hill’s release hereunder includes, without limitation, any and all employment-related claims, actions, causes of action, rights, or damages, including costs and attorneys’ fees which Michael Hill may have on his or her behalf, known, unknown, or later discovered which arose prior to the date Michael Hill signed this document. This release includes but is not limited to any claims under any local, state, or federal laws prohibiting discrimination in employment, including without limitation the federal Civil Rights Acts, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act, or claims alleging any legal restriction on Lenco or any of its subsidiaries right to terminate its employees, or personal injury claims, including without limitation wrongful discharge, breach of contract, defamation, tortious interference with business expectancy, or infliction of emotional distress.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE HILL GROUP

The Hill Group, and each of the Hill Group, represents and warrants to Lenco as follows:

Organization; Authority. Each of the Hill Entities is duly organized and validly existing under the laws of California and has the requisite power and authority and has taken all actions necessary to enter into this Agreement to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by the Hill Group of their obligations hereunder have been duly and validly authorized by all necessary action and constitutes a legal, valid and binding obligation of the Hill Group enforceable against the Hill Group in accordance with its terms.

Consents and Approvals; No Violation. No consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other party is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby by the Hill Group. Neither the execution and delivery of this Agreement, nor the consummation by the Hill Group of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the charter, bylaws or other organizational documents of the Hill Entities, (b) conflict with or result in a violation or breach of any term or any law, order, permit, statute, rule or regulation applicable to the Hill Group, (c) result in a material breach of, or default under (or give rise to any right of termination, cancellation or acceleration under), any of the terms, conditions or provisions of any material agreement or instrument to which the Hill Group may be bound, or (d) result in an imposition or creation of any liens, claims, or other encumbrance on the Hill Group or any of the Transferred Assets.

Title. The Hill Group has and are conveying good and marketable title to the Transferred Assets, free and clear of all Lien (as defined below). The Hill Group owns all of the Transferred Assets and no other person has any rights with respect to the Transferred Assets. “Lien” means, with respect to any property or asset, any mortgage, lien pledge, charge, security interest, adverse claim or encumbrance of any kind in respect of such property or asset.

Material Omissions. The representations and warranties by the Hill Group in this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF LENCO

Lenco represents and warrants to the Hill Group as follows:

Organization; Authority. Lenco is duly organized and validly existing under the laws of Delaware and has the requisite power and authority and has taken all actions necessary to enter into this Agreement to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Lenco of its obligations hereunder have been duly and validly authorized by all necessary action and constitutes a legal, valid and binding obligation of Lenco enforceable against Lenco in accordance with its terms.

Consents and Approvals; No Violation. No consent, approval or action of, filing with or notice to any governmental or regulatory authority or any other party is required in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby by Lenco. Neither the execution and delivery of this Agreement, nor the consummation by Lenco of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the charter, bylaws or other organizational documents of Lenco, (b) conflict with or result in a violation or breach of any term or any law, order, permit, statute, rule or regulation applicable to Lenco, (c) result in a material breach of, or default under (or give rise to any right of termination, cancellation or acceleration under), any of the terms, conditions or provisions of any material agreement or instrument to which Lenco may be bound, or (d) result in an imposition or creation of any liens, claims, or other encumbrance on Lenco.

Material Omissions. The representations and warranties by Lenco in this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading.

ARTICLE VI
MISCELLANEOUS

Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof. No change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

Further Assurance. The Hill Group, and each of the Hill Group, hereby covenants and agrees to reasonably cooperate and assist Lenco, at Lenco's pre-paid expense, in preserving Lenco's interest in the Transferred Assets in any jurisdiction throughout the world, including by promptly executing any documentation reasonably necessary to obtain, maintain, protect, confirm or enforce any Transferred Assets or record any interest granted to Lenco under this Agreement in any jurisdiction, so that Lenco may enjoy to the fullest extent the rights, title and interest herein conveyed.

Expenses. The parties shall each pay their own respective costs and expenses incurred in connection with this Agreement, and the transactions contemplated hereby.

Interpretation. The captions in this Agreement are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement. The parties have had the opportunity to consult with an attorney of their choice before executing this Agreement. Accordingly, this Agreement shall be interpreted in accordance with its plain meaning and shall not be construed strictly for or against any party.

Governing Law. This Agreement shall be interpreted and governed by the laws of the State of New York without regard to its conflict of law rules to the contrary.

Counterparts. This Agreement may be executed in multiple counterparts and transmitted by facsimile or by electronic mail in "portable document format" ("PDF") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party's signature. Each such counterpart and facsimile or PDF signature shall constitute an original and all of which together shall constitute one and the same original.

[Signature page follows on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed on the date and year first above written.

LENCO MOBILE, INC.	MDMD VENTURES, LLC

/s/ Christopher Stanton	/s/ Michael Hill
By: Christopher Stanton	By: Michael Hill
Title: General Counsel	Title:

RADIOLOYALTY, INC.

/s/ Michael Hill
By: Michael Hill
Title:

/s/ Michael Hill
Michael Hill
STREAMTRACK, INC.

/s/ Michael Hill
By: Michael Hill
Title:

STREAMTRACK MEDIA, INC.

/s/ Michael Hill
By: Michael Hill
Title:

SCHEDULE A

LIST OF TRANSFERRED ASSETS:

Domains:

The following domain names and domain name registrations together with all trademark and other rights in and to the domain names or any part thereof and all associated goodwill:

1. Twitroduce.com

2. 9mp.com

3. Simplyideas.com

4. Simplyleadgen.com

5. Usajobnetworks.com

6. Freecollegeadvisor.com

7. Freestudentadvisor.com

8. Creditcardratesearch.com

9. Lencomobile.com

10. Build.mobi

Software:

All software, code and other materials in the following repositories:

1. drwxr-xr-x 42 jmckee 10011 4096 Jul 15 17:47 9mp

2. drwxr-xr-x 11 jmckee 10011 4096 Jul 15 17:50 sitebuilder

3. drwxr-xr-x 7 jmckee 10011 4096 Jul 15 17:45 usajobnetworks